Exhibit 99.1

NEWS RELEASE

CSL008017	08/05/08

Carlisle Companies Elects Gregg A. Ostrander to Board of Directors

CHARLOTTE, NORTH CAROLINA, August 5, 2008… Carlisle Companies Incorporated (NYSE:CSL) announced today that Gregg A. Ostrander, Executive Chairman of Michael Foods, Inc., has been elected to its Board of Directors, effective immediately. Michael Foods, Inc. is a national leader in egg, refrigerated potatoes and branded cheese processing based in Minnetonka, MN with annual net sales of approximately $1.7 billion.

David A. Roberts, Carlisle’s Chairman, President and CEO, commented: “We are extremely fortunate to have Gregg join our board. His experience in leading Michael Foods, a rapidly growing food business, during the past 15 years will be extremely valuable to Carlisle as we focus on growing our Company and specifically our foodservice business.”

Carlisle is a diversified global manufacturing company serving the construction materials, commercial roofing, specialty tire and wheel, power transmission, heavy-duty brake and friction, heavy-haul truck trailer, refrigerated truck body, foodservice, and aerospace, and test and measurement industries.

CONTACT:	Carol P. Lowe Vice President and Chief Financial Officer Carlisle Companies Incorporated (704) 501-1100 http://www.carlisle.com